Exhibit 3.2

ATTACHMENT TO NEVADA
ARTICLES OF INCORPORATION OF
EPIEN MEDICAL, INC.

ARTICLE I
NAME

The name of the corporation is EPIEN Medical, Inc. (the “Corporation”).

ARTICLE II
REGISTERED OFFICE

The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

ARTICLE III
PURPOSE

The Corporation is formed for the purpose of engaging in any lawful activity for which corporations may be organized under the laws of the State of Nevada.

ARTICLE IV
CAPITAL STOCK

(A) Authorized Stock.

(1) The total number of shares of all capital stock which the Corporation shall have authority to issue is 310,000,000 shares, consisting of: (i) 300,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

(2) The number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Corporation entitled to vote thereon, without a separate vote of any holders of the Common Stock or Preferred Stock, or of any class or series thereof, unless a separate vote of any such holders is required pursuant to the terms of any Preferred Stock Designation (as defined below), irrespective of the provisions of Section 78.2055 and 78.207 of the Nevada Revised Statutes (as amended from time to time, the “NRS”) or any successor provision thereto.

(3) Subject to the limitation set forth in these Articles of Incorporation, as amended from time to time (these “Articles of Incorporation”) and the bylaws of the Corporation, as amended from time to time (the “Bylaws”), shares of one class or series of stock may be issued as a share dividend in respect of another class or series of stock, notwithstanding the provisions of Section 78.215(4) of the NRS.

(B) Preferred Stock.

(1) Designation. The Board of Directors of the Corporation (the “Board of Directors”) is expressly authorized, subject to the limitations of Section 78.195 of the NRS and provisions of these Articles of Incorporation, to provide by resolutions from time to time, and by filing a certificate(s) pursuant to the NRS Section 78.1955, for the issuance of shares of Preferred Stock in one or more classes or series, to establish the number of shares to be included in each such class or series, and to fix the voting powers, designations, powers, preferences, limitations, restrictions and relative rights, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights (if any), rights and terms of redemption, the redemption price, the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued class or series of Preferred Stock, and the treatment in the case of a merger, business combination transaction, or sale of the Corporation’s assets, and to increase or decrease the number of shares of any class or series so created subsequent to the issue of that class or series, but not below the number of shares of such class or series then outstanding. In case the number of shares of any class or series shall be so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally affixing the number of shares of such class or series. There shall be no limitation or restriction on any variation between any of the different classes or series of Preferred Stock as to the designations, preferences, limitations, restrictions and relative rights thereof; and the several classes or series of Preferred Stock may vary in any and all respects as fixed and determined by the resolution(s) of the Board of Directors or a committee of the Board of Directors, providing for the issuance of the various classes or series of Preferred Stock.

(2) Authority Vested in the Board. The authority of the Board of Directors with respect to each class, or each series within a class, shall include, but not be limited to, the determination of the following:

(a) The designation of such class or series, and the number of shares to constitute such class or series.

(b) The dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the Corporation’s capital stock, and whether such dividends shall be cumulative or noncumulative.

(c) Whether the shares of such class or series shall be subject to redemption by the Corporation at the option of either the Corporation or the holder or both or upon the happening of a specified event and, if made subject to any such redemption, the times or events, prices and other terms and conditions of such redemption.

(d) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such class or series.

(e) Whether the shares of such class or series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation’s capital stock, and, if provision is made for conversion or exchange, the times or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges.

(f) The restrictions, if any, on the issuance of any additional Preferred Stock.

(g) The rights of the holders of the shares of such class or series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(h) The provisions as to voting, optional and/or other special rights and preferences, if any, with respect to any matter, including with respect to the election of directors of the Corporation and matters adversely affecting any class or series of Preferred Stock.

(i) To increase (but not above the total number of then authorized and undesignated shares of Preferred Stock) or decrease (but not below the number of shares of Preferred Stock of that series then outstanding) the number of shares of Preferred Stock of such class or series.

(3) Certificate. Before the Corporation shall issue any shares of Preferred Stock of any class or series, a certificate of designation setting forth a copy of the resolution or resolutions of the Board of Directors, and establishing the voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the Board of Directors to be issued, shall be made and signed by an officer of the Corporation and filed in the manner prescribed by the NRS (such certificate, a “Preferred Stock Designation”).

(C) Common Stock.

(1) Voting Rights. Except as otherwise required by applicable law:

(a) Each share of Common Stock shall entitle the record holder thereof to notice of and to attend all meetings of the stockholders of the Corporation and to one vote on all matters to be voted on by the Corporation’s stockholders.

(b) Except as otherwise required in these Articles of Incorporation, the holders of Common Stock shall vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of Preferred Stock).

(c) The holders of Common Stock shall not be entitled to vote on any amendment to these Articles of Incorporation or to a Preferred Stock Designation that alters or changes the powers, preferences, rights or other terms of one or more outstanding class or series of Preferred Stock if the holders of such affected class or series of Preferred Stock are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote on such amendment as a separate class pursuant to these Articles of Incorporation or the applicable Preferred Stock Designation or pursuant to the NRS.

(d) No holder of Common Stock has any right or shall be permitted to cumulate votes in any election of directors.

(2) Dividends.

(a) Subject to all provisions of this Article IV, including the rights of holders of any Preferred Stock having preference as to dividends, and except as otherwise provided by these Articles of Incorporation or the NRS, the holders of Common Stock shall be entitled to receive dividends when and as declared by the Board of Directors, out of any funds legally available for such purpose. When and as dividends are declared thereon, whether payable in cash, property or securities of the Corporation, the holders of Common Stock shall be entitled to share, ratably according to the number of shares of Common Stock held by them, in such dividends.

(3) Liquidation Rights.

In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any distribution of any of its assets to any of its stockholders other than by dividends from funds legally available therefor, and other than payments made upon redemptions or purchases of such shares of the Corporation, after payment in full of the amount which the holders of Preferred Stock are entitled to receive in such event, the holders of Common Stock shall be entitled to share, ratably according to the number of shares of Common Stock held by them, in the remaining assets of the Corporation available for distribution to its stockholders. A merger, consolidation, reorganization or other business combination of the Corporation with any other person or persons, or a sale of all or substantially all of the assets of the Corporation, shall not be considered to be a dissolution, liquidation or winding up of the Corporation within the meaning of this Article IV.

(4) No Preemptive, Subscription, Redemption or Conversion Rights. No holder of shares of Common Stock shall be entitled to preemptive, subscription, redemption or conversion rights.

ARTICLE V
SHARES DELIVERABLE IN EXCHANGE

The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon conversion, redemption or exchange of the outstanding convertible notes or other financial instruments (together, the “Convertible Instruments”) exchangeable for shares Common Stock, the number of shares of Common Stock that are issuable upon any such conversion, redemption or exchange; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such conversion, redemption or exchange of Convertible Instruments by delivering cash in lieu of shares of Common Stock of the Corporation. The Corporation covenants that all shares of Common Stock issued pursuant to any such conversion, redemption or exchange shall, upon issuance, be validly issued, fully paid and non-assessable.

ARTICLE VI
STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

(A) Stockholder Action by Written Consent. No action may be taken by the stockholders except at a meeting of the stockholders upon prior notice in the manner required by the Bylaws.

(B) Special Meetings. A Special meeting of the stockholders (a “Special Meeting”) for any purpose or purposes may be called by (i) the Chairman of the Board of Directors, (b) the Chief Executive Officer, or (c) the majority of the Board of Directors or a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation (as may be amended from time to time), include the power to call such meetings. Such request shall state the purpose or purposes of the proposed meeting. Unless otherwise prescribed by law, the Articles of Incorporation of the Corporation, as amended and restated from time to time (the “Articles of Incorporation”) or the Bylaws, a Special Meeting may not be called by any other person or persons. No business may be transacted at any Special Meeting other than such business as may be designated in the notice (or any supplement thereto) calling such meeting.

ARTICLE VII
DIRECTORS

(A) Each director shall hold office until his or her successor is duly elected and qualified, or until his or her death, resignation, disqualification or removal in accordance with these Articles of Incorporation.

(B) Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors (under the circumstances specified in a Preferred Stock Designation), the number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the Board of Directors.

(C) Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office and entitled to vote thereon, though less than a quorum, or by a sole remaining director entitled to vote thereon, and not by the stockholders of the Corporation. Any director so chosen shall hold office until his or her successor shall be elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal from office.

(D) Subject to the rights, if any, of the holders of any series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office for cause by a vote of the stockholders representing a majority of the voting power of the then issued and outstanding Common Stock (or, if any holders of Preferred Stock then outstanding are entitled to vote together with the holders of Common Stock, as a single class with such holders of Preferred Stock) entitled to vote at a special meeting of the stockholders duly noticed and called in accordance with the Bylaws.

(E) Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.

ARTICLE VIII
BYLAWS

In furtherance and not in limitation of the powers conferred by statute, only the Board of Directors is expressly and exclusively authorized to adopt, amend or repeal the Bylaws. Meetings of stockholders may be held within or without the State of Nevada, as the Bylaws provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

ARTICLE IX
AMENDMENTS TO ARTICLES

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE X
INDEMNIFICATION; EXCULPATION

(A) Power to Indemnify in Actions, Suits or Proceedings other than those by or in the Right of the Corporation. Subject to subsection (C) hereof and to the fullest extent permitted by the NRS, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

(B) Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to subsection (C) hereof and to the fullest extent permitted by the NRS, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court in which such action or suit was brought deem proper.

(C) Authorization of Indemnification. Any indemnification under this Article X (unless ordered by a court) shall be made by the Corporation only as permitted by the NRS and authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsection (A) or subsection (B), as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

(D) Good Faith Defined. For purposes of any determination under subsection (C), a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this subsection (D) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in subsection (A) or subsection (B), as the case may be.

(E) Indemnification by a Court. Notwithstanding any contrary determination in the specific case under subsection (C), and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Nevada for indemnification to the extent otherwise permissible under subsection (A) or subsection (B). The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsection (A) or subsection (B), as the case may be. Neither a contrary determination in the specific case under subsection (C) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this subsection (E) shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

(F) Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article X. Such expenses (including attorneys’ fees) incurred by former directors and officers, or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

(G) Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in subsection (A) and subsection (B) shall be made to the fullest extent permitted by law. The provisions of this Article X shall not be deemed to preclude the indemnification of any person who is not specified in subsection (A) or subsection (B) but whom the Corporation has the power or obligation to indemnify under the provisions of the NRS, or otherwise.

(H) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article X.

(I) Certain Definitions. For purposes of this Article X, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

The term “another enterprise” as used in this Article X shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article X, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article X.

(J) Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

(K) Limitation on Indemnification. Notwithstanding anything contained in this Article X to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by subsection (E)), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

(L) Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article X to directors and officers of the Corporation.

ARTICLE XI
MANDATORY FORUM FOR ADJUDICATION OF DISPUTES

To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Second Judicial District Court of Washoe County, Nevada, shall be the sole and exclusive forum for any actions, suits or proceedings, whether civil, administrative or investigative (a) brought in the name or right of the Corporation or on its behalf, (b) asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of these Articles of Incorporation (including any Preferred Stock Designation) or the Bylaws, (d) to interpret, apply, enforce or determine the validity of these Articles of Incorporation (including any Preferred Stock Designation) or the Bylaws or (e) asserting a claim governed by the internal affairs doctrine; provided that such exclusive forum provisions shall not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, or the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction. In the event that the Second Judicial District Court of Washoe County, Nevada does not have jurisdiction over any such action, suit or proceeding, then any other state district court located in the State of Nevada shall be the sole and exclusive forum therefor and in the event that no state district court in the State of Nevada has jurisdiction over any such action, suit or proceeding, then a federal court located within the State of Nevada shall be the sole and exclusive forum therefor.

ARTICLE XII
COMPETITION AND CORPORATE OPPORTUNITIES

(A) Competition and Corporate Opportunities.

(1) To the extent and upon the terms and provisions provided under the NRS Section 78.140 and other applicable laws and regulations, a contract or other transaction is not void or voidable solely because (a) the contract or transaction is between (i) the Corporation and one or more of its Directors or officers, or (ii) another corporation, firm, or association in which one or more of its directors or officers are Directors or officers of the Corporation or are financially interested; (b) a common or interested Director or officer (i) is present at the meeting of the Board of Directors or a Committee thereof which authorizes or approves the contract or transaction; or (ii) joins in the signing of a written consent which authorizes or approves the contract or transaction pursuant to subsection 2 of the NRS Section 78.315; or (c) the vote or votes of a common or interested Director are counted for the purpose of authorizing or approving the contract or transaction.

(2) To the fullest extent permitted by the laws of the State of Nevada, no potential transaction or business opportunity may be deemed to be a potential corporate opportunity of the Corporation (or its subsidiaries) unless (a) the Corporation would be permitted to undertake such transaction or business opportunity in accordance with these Articles of Incorporation and applicable law, (b) the Corporation at such time has sufficient financial resources to undertake such transaction or matter, (c) such transaction or business opportunity would be in the same or similar line of business in which the Corporation is then engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business, and (d) the Corporation at such time has an interest or reasonable expectancy therein.

(B) Conflict. In the event of a conflict between this Article XII and any other provision of these Articles of Incorporation, this Article XII shall prevail in all circumstances.

(C) Amendments. Neither the alteration, amendment or repeal of this Article XII, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article XII, nor, to the fullest extent permitted by Nevada law, any modification of law, shall eliminate or reduce the effect of this Article XII in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article XII, would accrue or arise, prior to the effective date of such alteration, amendment, repeal, adoption or modification.

ARTICLE XIII
SPECIAL PROVISIONS REGARDING DISTRIBUTIONS

Notwithstanding anything to the contrary in these Articles of Incorporation or the Bylaws, the Corporation is hereby specifically allowed to make any distribution that otherwise would be prohibited by NRS Section 78.288(2)(b).

ARTICLE XIV
INAPPLICABILITY OF COMBINATIONS WITH INTERESTED STOCKHOLDERS STATUTES

At such time, if ever, as the Corporation becomes a “resident domestic corporation” (as defined in NRS Section 78.427), the Corporation expressly elects that it shall not be subject to, or governed by, any of the provisions in NRS Sections 78.411 through 78.444 (Combinations with Interested Stockholders) and Sections 78.378 through 78.3793 (Acquisition of Controlling Interest), inclusive, as amended from time to time, or any successor statutes.

ARTICLE XV
SEVERABILITY

If any provision or provisions of these Articles of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision or provisions in any other circumstance and of the remaining provisions of these Articles of Incorporation (including, without limitation, each portion of any paragraph of these Articles of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision or provisions to other persons, entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE XVI
DEEMED NOTICE AND CONSENT

To the fullest extent permitted by law, each and every natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of the capital stock of the Corporation shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (a) these Articles of Incorporation (including Article XI), (b) the Bylaws, and (c) any amendment to these Articles of Incorporation or the Bylaws enacted or adopted in accordance with these Articles of Incorporation, the Bylaws and applicable law.

ARTICLE XVII

JURISDICTION

Unless the Corporation consents in writing to the selection of an alternative forum, the Second Judicial District Court of Washoe County of the State of Nevada (the “Court”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, any Director or the Corporation’s officers or employees arising pursuant to any provision of the NRS, Section 92A of the Nevada Revised Statutes, or the Articles of Incorporation or the Bylaws, or (iv) any action asserting a claim against the Corporation, any Director or the Corporation’s officers or employees governed by the internal affairs doctrine, except, as to each of clauses (i) through (iv) above, for any claim as to which the Court determines that there is an indispensable party not subject to the jurisdiction of the Court (and the indispensable party does not consent to the personal jurisdiction of the Court within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court, or for which the Court does not have subject matter jurisdiction.

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IN WITNESS WHEREOF, the undersigned [Title] has executed these Articles of Incorporation of EPIEN Medical, Inc. as of [__________], 2022.

By:
Name:
Title: